Exhibit 10.1

AMENDED AND RESTATED CREDIT AGREEMENT
EXTENSION AGREEMENT

JPMorgan Chase Bank, N.A. and Citibank, N.A.,
as Administrative Agents for the Lenders party to the
Credit Agreement referred to below

Ladies and Gentlemen:

Each of the undersigned Lenders (each such Lender, an “Extending Lender”) hereby agrees to extend, effective August 19, 2015 (the “Effective Date”), its Commitment and the Maturity Date under the Amended and Restated Credit Agreement, dated as of August 19, 2013 (as amended or modified from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among Altria Group, Inc. (“Altria”), the Lenders party thereto and JPMorgan Chase Bank, N.A. and Citibank, N.A., as Administrative Agents, for an additional one year period to August 19, 2020 pursuant to Section 2.20 of the Credit Agreement.
Each Extending Lender, Altria and the Administrative Agents hereby further agree that, from and after the Effective Date, Schedule I to the Credit Agreement shall be amended and restated in its entirety, including, without limitation, the Commitment of each Extending Lender, as set forth in Exhibit A hereto.
Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect and are hereby ratified and confirmed.
This Extension Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Extension Agreement may be signed in any number of counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signature pages omitted.]